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Exhibit 10.3

[UNION BANK OF CALIFORNIA LOGO]

AMENDMENT NO. 1 TO LOAN AGREEMENT

        THIS AMENDMENT NO. 1 TO LOAN AGREEMENT (this "Amendment"), dated as of November 21, 2007, is entered into by and among Union Bank of California, N.A., ("Bank"), and Crocs, Inc., a Delaware corporation ("Borrower"), with reference to the following facts:

RECITALS

        A.    The Borrower and Bank are parties to that certain Loan Agreement, dated as of May 8, 2007, (the "Loan Agreement"), as amended from time to time, pursuant to which the Bank has provided the Borrower with certain credit facilities.

        B.    Borrower has requested that Bank increase the commitment amount of certain of the existing credit facilities, extend maturity dates, and make certain other modifications to the Loan Agreement.

        C.    Bank is willing to grant such accommodations to Borrower on the terms and conditions set forth below.

        NOW, THEREFORE, the parties hereby agree as follows:

        1.     Defined Terms.    Any and all initially capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) without definition shall have the respective meanings specified in the Loan Agreement.

        2.     Increase to Revolving Loan Amount.    Section 1.1.1 of the Loan Agreement is hereby amended by substituting the words "Twenty-Five Million Dollars ($25,000,000)" for the words "Fifteen Million Dollars ($15,000,000)".

        3.     Add Minimum Net Domestic Accounts Receivable covenant.    Section 4.14 of the Loan Agreement is hereby added to read in full as follows:

          "4.14    Minimum Domestic Accounts Receivable.    Borrower will maintain Domestic Accounts Receivable of not less than $35,000,000 as of the fiscal quarter ended December 31, 2007 and not less than $40,000,000 as of the fiscal quarter ended March 31, 2008 and thereafter. "Domestic Accounts Receivable" means accounts receivable owing to Borrower, payable in United States dollars, arising out of the sale or lease of goods or the rendition of services by Borrower, with respect to which the account debtor is a resident of the United States."

        4.     Conditions Precedent.    The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

  (a)
  This Amendment.    The Bank shall have received an original of this Amendment, duly executed by the Borrower and the Bank;

  (b)
  Other Documents.    The Borrower shall have executed and delivered to the Bank the Revolving Note and such other documents and instruments as the Bank may reasonably require.

        5.     Miscellaneous.

  (a)
  Survival of Representations and Warranties.    All representations and warranties made in the Loan Agreement or in any other document or documents relating thereto, including, without limitation, any Loan Documents furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely thereon.

  (b)
  No Events of Default.    The Borrower is not aware of any events which now constitute, or with the passage of time or the giving of notice, or both, would constitute, an Event of Default under the Loan Agreement.

  (c)
  Reference to Loan Agreement.    The Loan Agreement, each of the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

  (d)
  Loan Agreement Remains in Effect.    The Loan Agreement and the other Loan Documents remain in full force and effect and the Borrower ratifies and confirms its agreements and covenants contained therein. The Borrower hereby confirms that, after giving effect to this Amendment, no Event of Default or Default exists as of such date.

  (e)
  Severability.    Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

  (f)
  APPLICABLE LAW.    THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN THE STATE OF CALIFORNIA AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

  (g)
  Successors and Assigns.    This Amendment is binding upon and shall inure to the benefit of the Bank and the Borrower and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank.

  (h)
  Counterparts.    This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

  (i)
  Headings.    The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

  (j)
  NO ORAL AGREEMENTS.    THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN THE LENDERS AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BANK AND THE BORROWER.

        IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

CROCS, INC.
By:
/s/ Peter Case Peter Case
Title:	Chief Financial Officer
Address: 6328 Monarch Park Place Niwot, Colorado 80503 Attention: Keith Love, Treasury Manager Telecopier: (303) 858-7048 Telephone: (303) 848-7084
UNION BANK OF CALIFORNIA, N.A.
By:
/s/ Douglas S. Lambell Douglas S. Lambell
Title:	Vice President
Address: 530 B Street, 4th Floor San Diego, California 92101 Attention: Douglas S. Lambell, VP Telecopier: (619) 230-3766 Telephone: (619) 230-3029

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  Exhibit 10.3